EXHIBIT 23.1





                      Consent of Independent Public Accountants
                                ----------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated January 28, 1998 included in the Andrea Electronics Corporation Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Form S-3 registration statement.



                                                    ARTHUR ANDERSEN LLP

Melville, New York
August 7, 1998